                                                                    EXHIBIT 12.1

        SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED SEPTEMBER 30,
                                                 ------------------------------------------------------
                                                   1998       1997       1996        1995        1994
                                                 --------    -------    -------    --------    --------
Income (loss) before provision for income
   taxes and minority interest in income
   (loss). . . . . . . . . . . . . . . . . . .   $(25,822)   $14,605    $ 6,380    $(16,743)    $ 9,475
Interest expense . . . . . . . . . . . . . . .      7,629      8,509      9,340      10,591       8,461
Interest portion of rental expense . . . . . .      1,948      1,457      1,280       2,997       1,516
                                                 --------    -------    -------    --------    --------
Earnings . . . . . . . . . . . . . . . . . . .   $(16,245)   $24,571    $17,000    $ (3,155)    $19,452
                                                 --------    -------    -------    --------    --------
                                                 --------    -------    -------    --------    --------

Interest expense . . . . . . . . . . . . . . .   $  7,629    $ 8,509    $ 9,340    $ 10,591     $ 8,461
Interest portion of rental expense . . . . . .      1,948      1,457      1,280       2,997       1,516
                                                 --------    -------    -------    --------    --------
Fixed Charges. . . . . . . . . . . . . . . . .   $  9,577    $ 9,966    $10,620    $ 13,588     $ 9,977
                                                 --------    -------    -------    --------    --------
                                                 --------    -------    -------    --------    --------

Ratio of Earnings to Fixed Charges . . . . . .       (1.7)x      2.5x       1.6x       (0.2)x       1.9x